DEERFIELD TRIARC CAPITAL LLC

Junior Subordinated Note due 2035

No. _____________	$51,550,000

Deerfield Triarc Capital LLC, a limited liability company organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Property Trustee for Deerfield Triarc Capital Trust I, or registered assigns, the principal sum of Fifty One Million Five Hundred Fifty Thousand Dollars ($51,500,000) on October 30, 2035. The Company further promises to pay interest on said principal sum from September 29, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing October 30, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a variable rate equal to LIBOR plus 3.5% per annum, together with Additional Tax Sums, if any, as provided in Section 10.5 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided, further, that any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at a variable rate equal to LIBOR plus 3.5% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

The amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Distribution period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including any overdue installment of interest and Additional Tax Sums, if any) on this Security will be made at such place and to such account as may be designated by the Property Trustee.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (the “Securities”) issued under the Junior Subordinated Indenture, dated as of September 29, 2005 (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, as Trustee (in such capacity, the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt, the Holders of the Securities and the holders of the Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of September 29, 2005 (as modified, amended or supplemented from time to time, the “Trust Agreement”), relating to the Deerfield Triarc Capital Trust I (the “Trust”) among the Company, as Depositor and the Trustees named therein shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

The company may, at its option, redeem the Securities on or after October 30, 2010 subject to the terms and conditions of Article XI of the Indenture at a Redemption Price equal to 100% of the principal amount hereof, together in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date. In addition, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice to the Holders of the Securities (unless a shorter notice period shall be satisfactory to the Trustee), redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date; provided, however, that the Security may be redeemed in connection with a Special Event as set forth above on or after October 30, 2010 at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest, through but excluding the date fixed as the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is restricted to transfers to “Qualified Purchasers” (as such term is defined in the Investment Company Act of 1940, as amended), and is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

This Security shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on this 29th day of September, 2005.

DEERFIELD TRIARC CAPITAL LLC

By:	/s/ Robert E. Armour
Name:	Robert E. Armour
Title:	Chief Financial Officer